UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of The Securities Exchange Act of 1934

Date of Report – November 5, 2018

(Date of earliest event reported)

THL Credit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	814-00789	27-0344947
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Federal Street, 31st Floor, Boston, MA 02110

(Address of principal executive offices, including zip code)

(800) 450-4424

(Registrant’s phone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of Material Definitive Agreement.

On November 5, 2018 (the “Redemption Date”), THL Credit, Inc. (the “Company”) completed the redemption in full of all of the $50 million aggregate principal amount of its issued and outstanding 6.75% Notes due 2021 (the “Notes”) at a redemption price of 100% of the outstanding principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date of approximately $0.16 per $25 principal amount of the Notes being redeemed. As a result, the Indenture, dated as of November 18, 2014, as supplemented by the First Supplemental Indenture, dated as of November 18, 2014, (the “Indenture”), between the Company, as issuer, and U.S. Bank National Association, as trustee, relating to the Notes, was satisfied and discharged and the Company has no further obligations under the Notes or the Indenture with respect to the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THL CREDIT, INC.

Date: November 5, 2018	/s/ Terrence W. Olson
Terrence W. Olson Chief Financial Officer, Chief Operating Officer & Treasurer